Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

CAMAC ENERGY INC.

AND

THE PUBLIC INVESTMENT CORPORATION (SOC) LIMITED

Table of Contents

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2014 by and between CAMAC Energy Inc., a Delaware corporation (“CEI”), and the Public Investment Corporation (SOC) Limited (registration number 2005/009094/06), a state-owned company registered and duly incorporated in accordance with the laws of the Republic of South Africa, (acting in its capacity as Agent and Representative of its client, The Government Employees Pension Fund) (“PIC”).

WHEREAS, this Agreement is made pursuant to that certain Share Purchase Agreement, executed as of November 18, 2013, by and among the Company and PIC (the “Share Purchase Agreement”);

WHEREAS, CEI has agreed to provide the registration and other rights set forth in this Agreement for the benefit of PIC pursuant to the Share Purchase Agreement; and

WHEREAS, it is a condition to the obligations of PIC under the Share Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01     Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Share Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Allied” means Allied Energy Plc, a company incorporated in the Federal Republic of Nigeria.

“Allied Registration Rights Agreement” means that certain Registration Rights Agreement executed by and between CEI and Allied in form substantially the same as this Agreement, mutatis mutandis.

“CEI” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Consideration Shares” means the shares of Common Stock issued or issuable to PIC pursuant to the Share Purchase Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(o) of this Agreement.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Date” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $0.7164 times the number of Consideration Shares outstanding on the date that Liquidated Damages first begin to accrue.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“PIC” has the meaning specified therefor in the introductory paragraph of this Agreement

“Registrable Securities” means the Consideration Shares and any shares of Common Stock issued as Liquidated Damages pursuant to this Agreement and any securities issued or issuable thereon upon any stock split, dividend or other distribution, recapitalization or similar event, or any exercise price adjustment with respect to any of the securities referenced herein.

“Registration Default” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Share Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02     Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security can be disposed of without restriction (including, but not limited to, volume limitations) pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

Article II

REGISTRATION RIGHTS

Section 2.01     Registration.

(a)          (i) Deadline to Go Effective. As soon as practicable following the Second Closing, but in any event within 60 days of the Second Closing Date, CEI shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 with respect to all of the Registrable Securities (the “Registration Statement”). CEI shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 135 days following the Second Closing Date. A Registration Statement filed pursuant to this Section 2.01 shall be on Form S-3 (except if CEI is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). CEI will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by PIC or (ii) the date when such Registrable Securities become eligible for resale without restriction (including, but not limited to, volume limitations) under Rule 144(k) (or any similar provision then in force) under the Securities Act (the “Effectiveness Period”). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As provided in Section 2.01(d) of this Agreement, CEI shall be required to file and maintain the effectiveness of as many registration statements as are necessary to register all of the Registrable Securities.

  (ii)     Liquidated Damages. If any Consideration Shares are not covered by the Registration Statement contemplated by Section 2.01(a) of this Agreement (a “Registration Default”) within two years of the Second Closing Date (the “Liquidated Damages Date”), then PIC shall be entitled to a payment with respect to the Consideration Shares that are not covered by such Registration Statement, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier for each period of 30 consecutive days following the Liquidated Damages Date during which a Registration Default continues (the “Liquidated Damages”); provided, however, that the aggregate amount of Liquidated Damages payable by CEI to PIC under this Agreement shall in no event exceed $10,000,000. The Liquidated Damages payable pursuant to this Section 2.1(a)(ii) shall be payable within ten (10) Business Days of the end of each such 30-day period. Any Liquidated Damages shall be paid at PIC’s election: (i) in cash; or (ii) in shares of additional Common Stock. Upon any issuance of Common Stock as Liquidated Damages, CEI shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding the shares of such Common Stock to the Registration Statement as additional Registrable Securities. The determination of the number of shares of Common Stock to be issued as Liquidated Damages shall be based on a valuation price of $0.7164 per share of Common Stock. As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two Business Days of such date, CEI shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b)             Delay Rights. Notwithstanding anything to the contrary contained herein, CEI may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if (i) CEI is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and CEI determines in good faith that CEI’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) CEI has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of CEI, would materially adversely affect CEI; provided, however, in no event shall a Holder be suspended for a period that exceeds an aggregate of 30 days in any 90- day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, CEI shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c)             Additional Rights to Liquidated Damages. If (i) the Holders are prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, CEI shall owe the Holders an amount equal to the Liquidated Damages for each period of 30 consecutive days during which the suspension continues beyond the (x) period permitted under Section 2.01(b) of this Agreement or (y) day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty; provided, however, and subject to Section 2.01(a)(ii) of this Agreement, CEI shall not be required to pay Liquidated Damages under this Section 2.01(c) with respect to Consideration Shares not covered by a Registration Statement at the date a suspension commences. For the purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(d)             Claw-Back of Registrable Securities. CEI may exclude Registrable Securities from the Registration Statement if required by the Commission in order for the Commission to declare the Registration Statement effective; provided, however, that CEI will use its commercially reasonable efforts to file a subsequent Registration Statement that includes the Registrable Securities excluded from the initial Registration Statement at such time as it may do so in accordance with the Securities Act as interpreted by the Commission, but in any event within six months of the effective date of the preceding Registration Statement, and CEI will use its commercially reasonable efforts to have such Registration Statement declared effective within a reasonable period of time after such filing. CEI shall not be required to pay any Liquidated Damages in accordance with Section 2.01(a)(ii) of this Agreement for any Registrable Securities that are not registered pursuant to this Section 2.02(d). The formula described in Section 2.02(b) shall determine the number of Registrable Securities that are excluded under this vis-à-vis the number of shares of Common Stock of Allied that are excluded under any registration statement, except that the maximum number of shares of Common Stock to be registered under any registration statement shall be determined by the Commission’s requirements instead of the determination by a Managing Underwriter or Underwriters.

(e)              No Obligation For Primary Offering By Holders. If the Commission deems the registration of any Registrable Securities to be a primary offering by CEI or the Holders, and the Commission prohibits the use of Rule 415 to sell Registrable Securities on a delayed or continuous basis, then PIC shall not be obligated to commit to any such primary offering to allow the Registration Statement to be declared effective by the Commission.

Section 2.02     Piggyback Rights.

(a)              Participation. If at any time CEI proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Stock in an Underwritten Offering for its own account, then as soon as practicable but not less than three Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then CEI shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if CEI has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the account of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal,” “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, CEI shall determine for any reason not to undertake or to delay such Underwritten Offering, CEI may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to CEI of such withdrawal up to and including the time of pricing of such offering. No Holder shall be entitled to participate in any such Underwritten Offering under this Section 2.02(a) unless such Holder (together with any Affiliate of such Holder) participating therein held at least $10,000,000 of Common Stock as of the Closing Date, based on a valuation price of $0.7164 per share of Common Stock. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to CEI requesting that such Holder not receive notice from CEI of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such notice.

(b)             Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Stock included in an Underwritten Offering involving Included Registrable Securities advises CEI, or CEI reasonably determines, that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises CEI, or CEI reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to CEI and (ii) second, to the Selling Holders and other Persons who have requested participation in such Underwritten Offering. The pro rata allocations for each such Selling Holder or other Person shall be the product of (a) the maximum number of shares of Common Stock that the Managing Underwriter or Underwriters have determined can be sold in such Underwritten Offering under clause (ii) of the preceding sentence multiplied by (b) the fraction derived by dividing (x) the number of shares of Common Stock owned by such Selling Holder following the Second Closing by (y) the aggregate number of shares of Common Stock owned following the Second Closing Date by all Selling Holders and other Persons participating in the Underwritten Offering. All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating.

Section 2.03     Underwritten Offering.

(a)              Request for Underwritten Offering. Any one or more Holders that collectively hold greater than $20,000,000 of Registrable Securities, based on a valuation price of $0.7164 per share of Common Stock, may deliver written notice to CEI that such Holders wish to dispose of an aggregate of at least $20,000,000 of Registrable Securities, based on a valuation price of $0.7164 per share of Common Stock, in an Underwritten Offering. Upon receipt of any such written request, CEI shall retain underwriters reasonably acceptable to the Holders, effect such sale through an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and take all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities, including management’s participation in any roadshow or similar marketing effort on behalf of any such Holder. Holders requesting an Underwritten Offering shall be responsible for all Selling Expenses. The parties acknowledge that CEI shall not be required to prepay any Selling Expenses on behalf of the requesting Holders and may discontinue any actions required to be taken hereby and shall not incur any penalty hereunder for such discontinuation if such Selling Expenses are not promptly paid when due by the requesting Holders. The parties further agree that CEI shall be entitled to obtain written agreement from the requesting Holders to pay any and all such Selling Expenses from the proceeds of the sales of such securities (i.e., from the flow of funds at the closing of such offering) prior to initiating any such Underwritten Offering.

(b)              General Procedures. In connection with any Underwritten Offering under this Agreement or the Allied Registration Rights Agreement, CEI shall be entitled to select the Managing Underwriter or Underwriters with the consent of the Person or Persons holding a majority of the shares of Common Stock of all Holders, which such consent shall not be unreasonably withheld, and if Allied is also registering shares of Common Stock in such Underwritten Offering, with the consent of Allied, which shall not be unreasonably withheld. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, CEI shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, CEI to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with CEI or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to CEI and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering.

Section 2.04             Sale Procedures. In connection with its obligations under this Article II, CEI will, as expeditiously as possible:

(a)     prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b)              if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify CEI in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)              furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)               if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that CEI will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)              promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective, and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)              immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by CEI of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, CEI agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)              upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)              in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for CEI dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified CEI’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(i)              otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(j)               make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and CEI personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that CEI need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with CEI satisfactory to CEI;

(k)              cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by CEI are then listed;

(l)               use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of CEI to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)             provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n)             enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o)              if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of CEI’s securities of any Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Holder Underwriter Registration Statement”), cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to CEI and satisfy its obligations in respect thereof. In addition, at any Holder’s request, CEI will furnish to such Holder, on the date of the effectiveness of any Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a letter, dated such date, from CEI’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and (ii) an opinion, dated as of such date, of counsel representing CEI for purposes of such Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” statement of negative assurance for such offering, addressed to such Holder. CEI will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects.

Each Selling Holder, upon receipt of notice from CEI of the happening of any event of the kind described in Section 2.04(f) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) of this Agreement or until it is advised in writing by CEI that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by CEI, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to CEI (at CEI’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

If requested by PIC, CEI shall: (i) as soon as practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.

Section 2.05            Cooperation by Holders. CEI shall have no obligation to include in the Registration Statement Common Stock of a Holder, or in an Underwritten Offering pursuant to Section 2.02 of this Agreement, Common Stock of a Selling Holder, who has failed to timely furnish such information that, in the opinion of counsel to CEI, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06             Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Second Closing Date, each Holder of Registrable Securities who is included in the Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following completion of an Underwritten Offering of equity securities by CEI, whether for its own account or for the account of Allied (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other stockholder of CEI on whom a restriction is imposed in connection with such public offering. In addition, except in the case of primary Underwritten Offerings of equity offerings by CEI, the provisions of this Section 2.06 shall not apply with respect to a Holder that (a) owns less than $10,000,000 of Common Stock, based on a valuation price of $0.7164 per share of Common Stock, (b) has delivered an Opt Out Notice to CEI pursuant to Section 2.02 hereof or (c) has submitted a notice requesting the inclusion of Registrable Securities in an Underwritten Offering pursuant to Section 2.02 or Section 2.03(a) hereof but is unable to do so as a result of the priority provisions contained in Section 2.02(b) hereof.

Section 2.07              Expenses.

(a)              Certain Definitions. “Registration Expenses” means all expenses incident to CEI’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE MKT fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority (FINRA), transfer taxes and fees of transfer agents and registrars and all word processing fees and the fees and disbursements of counsel and independent public accountants for CEI in connection with CEI’s obligations under Section 2.01 of this Agreement. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities, and, in the case of an Underwritten Offering, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for CEI, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance with Sections 2.03 and 2.04 of this Agreement.

(b)             Expenses. CEI will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.08 hereof, CEI shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.08             Indemnification.

(a)              By CEI. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, CEI will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that CEI will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, its directors or officers or any underwriter or controlling Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)              By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless CEI, its directors and officers, and each Person, if any, who controls CEI within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from CEI to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)              Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)             Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)              Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09             Rule 144 Reporting

. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, CEI agrees to use its commercially reasonable efforts to:

(a)               make and keep public information regarding CEI available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)              file with the Commission in a timely manner all reports and other documents required of CEI under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)              so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of CEI, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10             Transfer or Assignment of Registration Rights. The rights to cause CEI to register Registrable Securities granted to PIC by CEI under this Article II may be transferred or assigned by PIC to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that, (a) unless such transferee is an Affiliate of PIC, each such transferee or assignee holds as a result of and at the date of transfer or assignment Registrable Securities representing at least $10,000,000 of the Registrable Securities, based on a valuation price of $0.7164 per share of Common Stock, (b) CEI is given written notice prior to any such transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee assumes in writing responsibility for its portion of the obligations of PIC under this Agreement.

Section 2.11             Limitation on Subsequent Registration Rights. From and after the date hereof, CEI shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, (a) enter into any agreement with any current or future holder of any securities of CEI that would allow such current or future holder to require CEI to include securities in any registration statement filed by CEI on a basis that is superior in any way to the piggyback rights granted to PIC hereunder or (b) grant registration rights to any other Person that would be superior to PIC’s registration rights hereunder. For the avoidance of doubt, nothing in this Section 2.11 or elsewhere herein will in any way be construed to prohibit CEI from entering into and performing the Allied Registration Rights Agreement.

Article III

MISCELLANEOUS

Section 3.01             Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)              if to PIC, to the address set forth in Section 9.3 of the Share Purchase Agreement in accordance with the provisions of this Section 3.01;

(b)              if to a transferee of PIC, to such Holder at the address provided pursuant to Section 2.10 hereof; and

(c)              if to CEI, at 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056 (facsimile: (713)797-2940), notice of which is given in accordance with the provisions of this Section 3.01.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02            Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03            Aggregation of Purchased Common Stock. All Common Stock held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04             Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of Common Stock or other capital stock of CEI or any successor or assign of CEI (whether by merger, consolidation, sale or acquisition of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05             Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any party from pursuing any other rights and remedies at law or in equity which such party may have.

Section 3.06            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Facsimile or other electronic (pdf) exemption and delivery of this Agreement is legal, valid and binding for all purposes.

Section 3.07             Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08             Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.09             Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10             Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by CEI set forth herein. This Agreement and the Share Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11            Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by CEI and Holders holding a majority in interest of the Registrable Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 3.12             No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13             Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than PIC and CEI shall have any obligation hereunder and that no recourse under this Agreement or the Share Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of PIC under this Agreement or the Share Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.14            Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by PIC under this Agreement, such action shall be in such PIC’s sole discretion unless otherwise specified.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAMAC ENERGY INC.

By:	/s/ Earl W. McNiel
Name:	Earl W. McNiel
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PUBLIC INVESTMENT CORPORATION (SOC) LIMITED

By:	/s/ Daniel Matjila
Name:	Daniel Matjila
Title:	Chief Investment Officer

Signature Page to Registration Rights Statement

ANNEX B

CAMAC ENERGY INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of CAMAC Energy Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of February 21, 2014 (the “Registration Rights Agreement”), among the Company and PIC. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

Annex B-1

3.	Beneficial Ownership of Registrable Securities:

Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

	(a)	Are you a broker-dealer?
Yes ☐ No ☐

	Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(b)	Are you an affiliate of a broker-dealer?
Yes ☐ No ☐
(c)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

	Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

Annex B-2

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.

The Company has advised each Selling Stockholder that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65. If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

Annex B-3

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:		Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056
Facsimile: (713) 797-2940
Attention: Nicolas Evanoff

Annex B-4